                                                                    Exhibit 4.10

                                                                [Execution Copy]

                               SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of November 16, 2001, between CONSTELLATION 3D TECHNOLOGY LIMITED, a corporation organized under the laws of the British Virgin Islands (the "Company"), and TIC TARGET INVEST CONSULTING,
                                 -------
LLC, a financing corporation organized under the laws of St. Kitts & Nevis with its principal office located at Churer Strasse 35, CH-9470, Buchs, SG, Switzerland, (the "Lender").
                   ------

          WHEREAS, it is a condition precedent to the Lender's obligation to make the loan to the Company under the Loan Agreement, of even date herewith, by and between the Lender and the Company (the "Loan Agreement") that the Company
                                             --------------
execute and deliver to the Lender, for the benefit of the Lender, a security agreement in the form hereof; and

          WHEREAS, the Company wishes to grant a security interest in favor of the Lender, for the benefit of the Lender, as herein provided;

          NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions. All capitalized terms used herein without definitions
          -----------
shall have the respective meanings provided therefor in the Loan Agreement. The term "State", as used herein, means the District of Columbia. All terms defined
      -----
in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in
Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.

     2.   Grant of Security Interest. The Company hereby grants to the Lender,
          --------------------------
for the benefit of the Lender, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Lender, for the benefit of the Lender, the Loan Agreement, of even date herewith, by and between the Company and Constellation 3D, Inc. (the "Loan
                                                                      ----
Agreement"), the Loan Documents (as defined in the Loan Agreement), including,
---------
without limitation, the promissory note, of even date herewith, made by Constellation 3D, Inc. in favor of the Company pursuant to the Loan Agreement (the "Company Note"), and the Option Agreement, of even date herewith, by and
      ------------
between the Company and Constellation 3D, Inc. (the "Option Agreement") and all
                                                     ----------------
proceeds and products thereof and supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) related thereto; provided, however, that "Collateral" shall not include the Designated
--------  -------
Securities. A reasonably detailed list of the Collateral existing as of the date hereof is set forth on Schedule A attached hereto. For each item of Collateral,
                       ----------
Schedule A provides the location, description and ownership and, for items of
----------
Collateral which have a certificate of title, the jurisdiction of such certificates, and for those items of Collateral which are mobile goods (goods that are mobile and generally used in more than one jurisdiction such as motor vehicles, trailers and similar items) the present location of such goods. Schedule A also identifies any liens and encumbrances
                        ----------
with respect to any items of Collateral.

     3.   Authorization to File Financing Statements. The Company hereby
          ------------------------------------------
irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto meeting the requirements of the Uniform Commercial Code of the State in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Lender in the Collateral. The Company agrees to furnish any information necessary to such filings to the Lender promptly upon the Lender's request.

     4.   Company Note. Further to insure the attachment, perfection and first
          ------------
priority of, and the ability of the Lender to enforce, the Lender's security interest in the Company Note, the Company shall, on or prior to the Funding Date, endorse, assign and deliver the Company Note to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

     5.   Collateral in the Possession of a Bailee. If any Collateral is at any
          ----------------------------------------
time in the possession of a bailee, the Company shall promptly notify the Lender thereof and, at the Lender's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and such bailee's agreement to comply, without further consent of the Company, at any time with instructions of the Lender as to such Collateral. The Lender agrees with the Company that the Lender shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to the bailee.

     6.   Other Actions. The Company further agrees, upon the request of the
          -------------
Lender and at the Lender's option, to take any and all other actions as the Lender may reasonably determine to be necessary or useful for the attachment, perfection and first priority of (subject to Permitted Liens), and the ability of the Lender to enforce, the Lender's security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender's security interest in such Collateral, (d) using all reasonable efforts in obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Lender and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Lender to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

     7.   Representations and Warranties of the Company Legal Status. The
          ----------------------------------------------------------
representations and warranties made by the Company in the Loan Agreement are hereby incorporated by reference herein.

     8.   Covenants Concerning Company's Legal Status. The Company covenants
          -------------------------------------------
with the Lender as follows: (a) without providing at least thirty (30) days prior written notice to the Lender, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Lender of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

     9.   Covenants Concerning Collateral, Etc. The Company further covenants
          ------------------------------------
with the Lender as follows: (a) the Collateral, to the extent not delivered to the Lender pursuant to Section 4, will be kept at those locations where it is presently located and previously disclosed to the Lender and the Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Lender, (b) except for the security interest herein granted and Permitted Liens, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any Lien, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender, (c) the Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, other than the Lender except for Permitted Liens, (d) the Company will keep the Collateral in good order and repair and will not use the same in material violation of law or any policy of insurance thereon, (e) as provided in the Loan Agreement, the Company will permit the Lender, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (g) the Company will not sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein except as provided in Section 10.5.2 of the Loan Agreement.

     10.Collateral Protection Expenses; Preservation of Collateral.
        ----------------------------------------------------------

          10.1. Expenses Incurred by Lender. In the Lender's discretion, if the
                ---------------------------
Company fails to do so, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees. The Company agrees to reimburse the Lender on demand for all commercially reasonable expenditures so made. The Lender shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default or Event of Default.

          10.2. Lender's Obligations and Duties. Anything herein to the contrary
                -------------------------------
notwithstanding, the Company shall remain obligated and liable under each material contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

     11.  Securities and Deposits. The Lender may at any time following and
          -----------------------
during the continuance of an Event of Default, at its option, transfer to itself or any nominee the Company Note, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Lender to the Company may at any time be applied to or set off against any of the Obligations.

     12.  Notification to Account Debtors and Other Persons Obligated on
          --------------------------------------------------------------
Collateral. If an Event of Default shall have occurred and be continuing, the
----------
Company shall, at the request and option of the Lender, notify Constellation 3D, Inc. of the security interest of the Lender in the Company Note and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender's agent therefor, and the Lender may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify Constellation 3D, Inc. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds received by the Company with respect to the Company Note as trustee for the Lender, for the benefit of the Lender, without commingling the same with other funds of the Company and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender shall apply the proceeds of the Company Note received by the Lender to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

     13.  Power of Attorney.
          -----------------

          13.1. Appointment and Powers of Lender. The Company hereby irrevocably
                --------------------------------
constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Lender's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Company's expense, at any time, or from time to time, all acts and things which the Lender deems necessary or useful to protect, preserve or realize upon the Collateral and the Lender's security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including, without limitation, upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Lender so elects, with a view to causing the liquidation of assets of the issuer of any such securities and the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                (b) to the extent that the Company's authorization given in
          Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

          13.2. Ratification by Company. To the extent permitted by law, the
                -----------------------
Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

          13.3. No Duty on Lender. The powers conferred on the Lender hereunder
                -----------------
are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Lender's own gross negligence or willful misconduct.

     14.  Rights and Remedies. If an Event of Default shall have occurred and be
          -------------------
continuing, the Lender, without any other notice to or demand upon the Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as the Lender may reasonably designate. The Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         15. Standards for Exercising Rights and Remedies. To the extent that
             --------------------------------------------
applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to fail to obtain third party consents for access to Collateral, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection of Collateral to be collected, (b) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral or (c) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists. The Company acknowledges that the purpose of this
Section 15 is to provide non-exhaustive indications of what actions or omissions by the Lender would fulfill the Lender's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Lender's exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15. Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to the Company or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this
Section 15.

         16. No Waiver by Lender, etc. The Lender shall not be deemed to have
             ------------------------
waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Lender with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

         17. Suretyship Waivers by Company. The Company waives demand, notice,
             -----------------------------
protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in
Section 10.2. The Company further waives any and all other suretyship defenses.

         18. Marshalling. The Lender shall not be required to marshal any
             -----------
present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Lender hereunder and of the Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         19. Proceeds of Dispositions; Expenses. The Company shall pay to the
             ----------------------------------
Lender on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender's rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Loan Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

         20. Overdue Amounts. Until paid, all amounts due and payable by the
             ---------------
Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Loan Agreement.

         21. Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE
             --------------------------------------
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED

OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE
PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 8.1 OF THE LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         22. Waiver of Jury Trial. EACH OF THE COMPANY AND THE LENDER HEREBY
             --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         23. Effectiveness; Termination. This Agreement shall become effective
             --------------------------
upon the advance of the Loan on the Funding Date. This Agreement shall terminate automatically upon the earlier to occur of the (x) the Effective Date (as such term is defined in the Assignment Agreement, of even date herewith, by and between Lender, the Company and Constellation C3D, Inc. and (y) November 18, 2002; provided, however, that the Company shall have no further Obligations to
      --------  -------
the Lender under the Loan Agreement. Upon the termination of this Agreement, the security interest in the Collateral created hereby by immediately cease, the Lender shall promptly return any Collateral held by the Lender pursuant to the terms hereof, and the Lender shall promptly file in any filing office where financing statements have been filed in respect of the Collateral pursuant to
Section 3 hereof, an amended to such financing statements terminating their effectiveness.

         24. Miscellaneous. The headings of each section of this Agreement are
             -------------
for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Lender, and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                                            CONSTELLATION 3D TECHNOLOGY LIMITED

                                            By:/s/ Eugene Levich
                                               ---------------------------------
                                               Name:  Eugene Levich
                                               Title: Director

ACCEPTED:

TIC TARGET INVEST CONSULTING, LLC


By: /s/ Andre Khayyam
    ------------------------------
Name:   Andre Khayyam
Title:  Managing Director

                                   SCHEDULE A

              Identification, Ownership and Location of Collateral
              ----------------------------------------------------